PURCHASE AGREEMENT

            PURCHASE AGREEMENT (this "Agreement"), dated as of the 5th day of May, 1999, by and among Ergovision, Inc. (the "Purchaser"), a Delaware corporation, Starsystems, (the "Seller"), a New Hampshire sole proprietorship, and Thomas Gilligan ("Gilligan") an individual residing at 447 Old Henniker Road, Hopkinton, NH 03229.

                              W I T N E S S E T H:

            WHEREAS, the Seller is the sole and exclusive owner of the domain name "icity.com" (the "Domain"); and

            WHEREAS, Gilligan is the sole proprietor of the Seller; and

            WHEREAS, the Purchaser desires to acquire from the Seller, and the Seller desires to sell to the Purchaser, all of Seller's right, title in and to the Domain.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   Article 1.

                                   DEFINITIONS

            For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

            "Ergovision Stock" means the Common Stock, par value $0.001 per share, of the Purchaser.

            "Ergovision Stock Price" means, with respect to any business day, the closing asked price of a share of Ergovision Stock as quoted on the Over the Counter Bulletin Board System, the NASDAQ National Market System, the NASDAQ Small Cap Market, or on any national securities exchange on which the Ergovision Stock is then traded and quoted, for any such day.

            "Governmental Body" means any federal, state, local or foreign governmental authority or regulatory body, any subdivision, agency, commission or authority thereof (including, without limitation, environmental protection, planning and zoning), or any quasi-governmental or private body exercising any regulatory authority thereunder (including, without limitation, Network Solutions, Inc.) and any person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

            "Governmental Rules" means any statute, law, treaty, rule, code, ordinance, regulation, policy, permit, certificate or order of any Governmental Body or any judgment, decree, injunction, writ, order or like action of any Governmental Body.

            "Lien" means any mortgage, charge, pledge, lien, security interest, claim, encumbrance or restriction, of any kind or nature.

                                   Article 2.

                                PURCHASE AND SALE

      Section 2.01 Purchase of the Domain and Payment of Purchase Price. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Seller does hereby irrevocably, absolutely and permanently sell, transfer, assign and deliver to the Purchaser its successors and assigns, all of Seller's right, title and interest in and to the Domain, free and clear of all Liens, and the Purchaser does hereby purchase from the Seller the Domain in consideration of the aggregate purchase price (the "Purchase Price") of (i) $30,000 in cash and (ii) $15,000 in shares of Ergovision Common Stock (the "Purchase Shares") as determined pursuant to
Section 2.01(b) hereof. The Purchaser shall deliver to the Seller the certificates representing all of the Purchased Shares within five (5) business days of the date hereof.

            (b) The number of shares of Ergovision Common Stock to be issued in satisfaction of the portion of Purchase Price comprised of the Purchase Shares shall be equal to the quotient of $15,000 divided by the average of the Ergovision Stock Price for the five (5) trading days ending on the close of business on the day prior to the date hereof.

      Section 2.02 Domain Name Transfer. Simultaneously with the execution of this Agreement, Seller has executed that certain Registrant Name Change Agreement, a copy of which is attached hereto as Exhibit A, with respect to the Domain.

      Section 2.03 Banner Advertisement. The Seller agrees that within three days of receiving notice of the launch of the Purchaser's "eyecity.com" web site, it shall place a banner advertisement and link (the "Banner") to the "eyecity.com" web site (or such other web site operated and/or owned by the Purchaser as the Purchaser may designate) in a prominent location on the primary page of the Seller's "usastar.com" web site, or, in the event that such site is cancelled, deleted or withdrawn by the Seller, on the primary page of the web site operated by the Seller at such time which then receives the greatest average number of unique visitors per day (provided, however, that the Seller may, at his discretion, place Banners on additional pages of the "usastar.com" web site and/or on other web sites operated by the Seller, provided, further, that the Seller shall promptly remove the Banner from any such other page or site at the Purchaser's request). The Banner shall be comparable in size to those banner advertisements on the "usastar.com" web site which are placed by the Seller's then-primary advertisers. The Banner shall appear on the "usastar.com" web site for a period beginning on the launch date of the "eyecity.com" web site (or such earlier date as the Purchaser may select in its sole discretion) and ending one year thereafter. All images, software, links and information comprising or used in connection with the Banner shall be provided at the Purchaser's sole cost and expense, and the Purchaser shall indemnify and hold harmless the Seller and Gilligan from any Losses (as defined in Section
7.01 hereof) resulting from or arising in connection with the Seller's hosting of the Banner.

      Section 2.04 Power of Attorney. The Seller hereby constitutes and appoints the Purchaser the true and lawful attorney of the Seller with full power of substitution, in the name of the Seller or in the name of the Purchaser, for the benefit of the Purchaser and at no cost,


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

expense or liability to Seller, subject to Section 7.01 hereof, (a) to collect, assert or enforce any claim, right or title of any kind in or to the Domain, to institute and prosecute all actions, suits and proceedings which the Purchaser may reasonably deem proper in order to collect, assert or enforce any such claim, right or title, and to do all such acts and things in relation thereto as the Purchaser shall reasonably deem advisable and (b) to take all action which the Purchaser may reasonably deem proper in order to provide for the Purchaser the benefits of or under of the Domain where any required consent of a third party to the assignment thereof to the Purchaser shall not have been obtained. The Seller acknowledges that such powers are coupled with an interest and shall not be revocable by it in any manner or for any reason, and that the Purchaser shall be entitled to retain for its own account any amounts collected pursuant to such powers, including any amounts payable as interest in respect thereof.

                                   Article 3.

            REPRESENTATIONS AND WARRANTIES OF THE SELLER AND GILLIGAN

            The Seller and Gilligan, jointly and severally, represent and warrant to the Purchaser, that:

      Section 3.01 Organization and Good Standing. The Seller is a sole proprietorship duly organized, validly existing and in good standing under the laws of the State of New Hampshire on the date hereof and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

            (b) The Seller and Gilligan each have the power and authority to execute and deliver this Agreement and all other documents hereby contemplated to be executed by the Seller and Gilligan, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by them pursuant to the provisions hereof and thereof. The execution, delivery and performance of this Agreement and all other documents hereby contemplated to be executed by the Seller and the Gilligan has been, and the consummation by the Seller of the transactions hereby and thereby contemplated has been, duly authorized by all necessary action, corporate, shareholder or otherwise, of the Seller and Gilligan. This Agreement and all other documents hereby contemplated to be executed by the Seller and/or Gilligan constitute the legal, valid and binding obligations of the Seller and/or Gilligan, as applicable, enforceable against the Seller and/or Gilligan in accordance with their respective terms.

      Section 3.02 No Violation of Other Instruments or Obligations. The execution and delivery by the Seller and Gilligan of this Agreement or any other documents hereby contemplated the consummation of the transactions hereby and thereby contemplated by the Seller and Gilligan shall not (i) constitute a default under or a violation or breach of, or result in the acceleration of any obligation under, any provision of any contract, mortgage or other instrument to which the Seller is a party or by which any of its assets may be affected or secured, (ii) violate any Governmental Rule affecting the Seller or any of its assets, (iii) result in the creation of any Lien on the Domain or any of the assets or properties of the Seller, or (iv) result in the termination of any license, franchise, lease or permit to which the Seller is a party or by which it is bound.

      Section 3.03 Compliance with Law; Consents and Approvals. The Seller has complied in all material respects with all Governmental Rules applicable to the Domain. The Seller has


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

maintained in full force and effect all licenses, approvals, permits and consents for the lawful operation of the Domain. Neither the Seller nor Gilligan is in violation of any Governmental Rule applicable to the Domain, and has not received any notice of any such violation. Except for the Registrant Name Change Agreement or as set forth on Schedule 3.03 hereof, no authorization, approval, order, license, permit, franchise or consent, and no registration, declaration, notice or filing by or with any domestic or foreign Governmental Body by the Seller is required in connection with the execution and delivery by the Seller of this Agreement and the consummation by the Seller and Gilligan of the transactions hereby contemplated.

      Section 3.04 Title to Assets. (a) Except for Liens (i) for any current taxes or assessments not yet delinquent or (ii) created by statute of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due, the Seller has good and marketable title, free and clear of all Liens, to the Domain. There are no options, agreements, limitations, rights of first refusal or other arrangements with any third party with respect to the Domain or the transfer thereof.

            (b) The Domain does not constitute all, substantially all or a significant part of the assets of the Seller.

      Section 3.05 Litigation. There are no claims, actions, suits, litigations, proceedings, audits, controversies or investigations, pending or, to the knowledge of the Seller or Gilligan, threatened against or affecting the Domain, and the Seller has not been charged with or, to the knowledge of the Seller or Gilligan, threatened with a charge of any violation of, and is not under investigation with respect to a possible violation of, any provision of any federal, state or local law or administrative ruling or regulation relating to the Domain.

      Section 3.06 Intellectual Property. The Seller owns and has the sole and exclusive right to use the term "icity" in connection with the Domain. The Seller (i) is not bound by or a party to any options, licenses, or agreements of any kind with respect to the Domain and (ii) has not assigned, licensed or in any manner encumbered or impaired any rights in the Domain. To the best of the Seller's and Gilligan's knowledge, the Domain name does not infringe or violate any personal, property, statutory or common law or any other rights of any third parties (including, without limitation, copyright, trademark and the rights of privacy and publicity), and no claim alleging any such infringement or violation by the Seller or Gilligan or the Domain has been received by the Seller or Gilligan.

            (b) No royalties, honoraria or fees are payable to and no consents or approvals are needed from any third persons or entities in connection with the ownership, use or exploitation of the Domain.

                                   Article 4.

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser represents and warrants to the Seller and Gilligan that:


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

      Section 4.01 Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease all of its properties and assets and carry on its business as it is now being conducted.

      Section 4.02 Authority Relative to Agreement. The Purchaser has the corporate power and authority to execute and deliver this Agreement, and all other documents hereby contemplated, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof and thereof. The execution, delivery and performance of this Agreement and all other documents hereby contemplated to be executed by the Purchaser has been, and the consummation by the Purchaser of the transactions hereby and thereby contemplated has been, duly authorized by any and all necessary corporate action of the Purchaser. This Agreement and all other documents hereby contemplated to be executed by the Purchaser constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

      Section 4.03 No Violation of Other Instruments or Obligations. Neither the execution and delivery of this Agreement or any other documents hereby contemplated nor the consummation of the transactions hereby and thereby contemplated shall (i) constitute any violation or breach of the Certificate of Incorporation or By-laws of the Purchaser, (ii) constitute a default under or a violation or breach of, or result in acceleration of any obligation under, any provision of any contract, lease, mortgage or other instrument to which it is a party, or (iii) violate any judgment, order, writ, injunction, decree, statute, rule or regulation affecting the Purchaser or any of its assets.

      Section 4.04 Common Stock. The Ergovision Stock to be issued pursuant to the provisions of this Agreement will, upon such issuance, be duly authorized, legally and validly issued, and fully paid and nonassessable.

                                   Article 5.

                                    COVENANTS

      Section 5.01 No Use of Similar Names. Each of the Seller and Gilligan covenants that neither it nor any person, firm or corporation, anywhere in the world, directly or indirectly owned or controlled by any of them will use a name (whether as a company name, or as an internet domain name, or in connection with the marketing of goods or services, or otherwise) that includes the word "icity" or "eyecity" or any words that are substantially similar to those words or to the name of the Purchaser.

      Section 5.02 Further Assurances. From and after the date hereof, the Seller and Gilligan shall, at any time and from time to time, at Purchaser's sole cost and expense, make, execute and deliver, or cause to be made, executed and delivered, such assignments, deeds, drafts, checks, stock certificates, returns, filings and other instruments, agreements, consents and assurances and take or cause to be taken all such actions as counsel for the Purchaser may reasonably request for the effectual consummation, confirmation and particularization of this Agreement and the transactions hereby contemplated.


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

                                   Article 6.

                   INVESTMENT INTENT; RESTRICTIONS ON TRANSFER

      Section 6.01 Investment Representation. The Seller (i) represents and warrants to the Purchaser that it is acquiring all of the shares of Ergovision Stock to be issued to it pursuant to the provisions of this Agreement for its own account and for the purposes of investment and not with a view to, or for sale in connection with, any distribution thereof, and (ii) agrees that it will not at anytime sell or otherwise transfer, or permit the sale or other transfer of, such shares of Ergovision Stock other than in transactions that are not in violation of the Securities Act of 1933 or the provisions of any other applicable securities laws, rules or regulations.

      Section 6.02 Stock Legend. All certificates representing shares of Ergovision Stock to be delivered to the Seller under this Agreement shall bear the following legend:

      "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be sold, assigned, transferred, pledged or otherwise disposed of except in compliance with, or pursuant to an exemption from, the requirements of such Act or such laws."

                                   Article 7.

                                  MISCELLANEOUS

      Section 7.01 Indemnification. The Seller and Gilligan, jointly and severally, on the one hand, and the Purchaser, on the other hand, each agrees to indemnify and hold harmless the other party and its directors, officers, employees and agents (the "Indemnified Parties") against, and to reimburse the Indemnified Parties on demand with respect to, any and all losses, liabilities, obligations, suits, proceedings, demands, judgments, damages, claims, expenses and costs (including, without limitation, reasonable fees, expenses and disbursements of counsel) (collectively, "Losses") which the Indemnified Party may suffer, incur or pay by reason of (i) the breach by such party of any representation or warranty made by such party in this Agreement or in any agreement, certificate or other document executed by such party and delivered to the Indemnified Party pursuant to the provisions of this Agreement; (ii) the failure of such party to perform any agreement required by this Agreement or any agreement executed pursuant to the provisions of this Agreement; (iii) the allegation by any third party of the existence of any liability, obligation, lease, agreement, contract, other commitment or state of facts which, if such allegation were true, would constitute a breach by such party of any representation or warranty made such party in this Agreement or in any agreement, certificate or other document delivered by or on behalf of such party to the Indemnified Party pursuant to the provisions of this Agreement or of any covenant made by the such party herein or therein.

      Section 7.02 Merger Provision. All prior or contemporaneous agreements, contracts, promises, representations and statements, if any, among the parties hereto as to the subject matter hereof, are merged into this Agreement. This Agreement, together with all agreements, schedules, exhibits, documents and other instruments to be attached hereto or delivered herewith sets forth the entire understanding between the parties, and there are no terms, conditions, representations, warranties or covenants other than those contained herein and in such


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

agreements, schedules, exhibits, documents and other instruments to be attached hereto or delivered herewith.

      Section 7.03 Amendment and Modification. No term or provision of the Agreement may be amended, released, discharged or modified in any respect except in writing signed by the party to be charged and only to the extent therein set forth.

      Section 7.04 Waiver. No waiver shall be deemed to be made by any of the parties to any of its rights hereunder unless that waiver shall be in a writing signed by the waiving party and only to the extent therein set forth. No failure of any of the parties to exercise any power given such party hereunder or to insist upon strict compliance by any other party with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of the right of any party to demand precise compliance with the terms of the Agreement.

      Section 7.05 Notices. (a) All notices, consents, demands or other communications required or permitted to be given pursuant to the Agreement shall be in writing and shall be delivered personally, by telecopy (with prompt confirmation by mail) during a business day to the appropriate location listed as the address below, by United States registered or certified first class mail, return receipt requested with postage and fees prepaid, or by overnight courier. Such notices, consents, demands or other communications shall be addressed respectively to the Seller and Gilligan, to Tom Gilligan, 447 Old Henniker Road, Hopkinton, NH 03229, with a copy to Ken Kozik, Esq., Sheehan, Phinney, Bass & Green, 1000 Elm Street, Manchester, NH 03101, and to the Purchaser; to Ergovision, Inc., One Fairchild Court, Plainview, New York 11803, Attn: Mark H. Levin, with a copy to: Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022, Attn: Eric M. Lerner, Esq., or to any other address or telecopy number which such party may have subsequently communicated to the other parties in writing. Except as otherwise provided in this Agreement, any notice, consent, demand or other communication given hereunder may be signed on behalf of a party by any duly authorized representative of that party.

      Section 7.06 Governing Law; Service of Process. This Agreement and any other agreement entered into in connection herewith shall be governed by, and construed under and in accordance with, the laws of the State of New Hampshire applicable to contracts made and wholly to be performed therein by residents thereof, without giving effect to the conflict of laws principles thereof. All actions or proceedings seeking the interpretation and/or enforcement of this agreement shall be brought only in the state or federal courts located in New Hampshire, all parties hereby submitting themselves to the jurisdiction of such courts for such purpose. Any process in any action or proceeding commenced in the courts of the State of New Hampshire arising out of any claim, dispute or disagreement, may, among other methods, be served upon any party by delivering or mailing the same, via registered or certified mail, addressed to such party pursuant to Section 7.05 hereof. Any such delivery or mail service shall be deemed to have the same force and effect as personal service within the State of New Hampshire.

      Section 7.07 Severability. If any term or provision of this Agreement, the application thereof to any person, or circumstance shall, to any extent, be invalid or unenforceable, the remainder of the Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held void or unenforceable, shall not be affected thereby, and each term and provision of the Agreement shall be valid and be enforced to the fullest extent permitted by law.


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

      Section 7.08 Cumulative Rights and Remedies. The rights and remedies provided for in this Agreement are cumulative and in addition to, and shall not restrict or limit, any other rights and remedies available at law or in equity.

      Section 7.09 Costs of Enforcement. The prevailing party in any proceeding brought to enforce any provision of the Agreement shall be entitled to recover the reasonable fees and costs of its counsel, plus all other costs of such proceeding.

      Section 7.10 Third Parties Other than the parties hereto, no person shall have any rights under or to enforce any provision of this Agreement.

      Section 7.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, executors, successors and assigns; provided, however, that this Agreement may not be assigned by any of the parties hereto other than by and among the Purchaser and its subsidiaries.

      Section 7.12 Counterparts. The Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 5th day of May, 1999.

                          ERGOVISION, INC.


                          By: /s/ Mark H. Levin
                              ------------------------------------
                              Name:  Mark H. Levin
                              Title: President

                          STARSYSTEMS


                          By: /s/ Thomas Gilligan
                              ------------------------------------
                              Name:  Thomas Gilligan
                              Title: Proprietor


                          /s/ Thomas Gilligan
                          ----------------------------------------
                          THOMAS GILLIGAN


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